UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2011

BLACK SEA METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51563	98-0374224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 9th Street, Manhattan Beach, California, 90266
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (424) 247-9261

TEXADA VENTURES INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03.                      Amendment to Articles of Incorporation.

Texada Ventures Inc. (the "Company") filed a Certificate of Amendment to its articles of incorporation (the "Articles") with the Secretary of State of Nevada changing the name of the Company from Texada Ventures Inc. to Black Sea Metals, Inc. effective November 2, 2011.  On September 29, 2011, the board of directors of the Company approved a resolution to effect the name change.  Effective October 3, 2011, consenting stockholders holding approximately 51.29% of common shares consented in  writing without a meeting to the amendment to the Articles.  The Company’s common stock was assigned a new CUSIP number, 09225C103. The Company’s common stock will be quoted for trading on the OTCBB under the ticker symbol BLAK, effective November 7, 2011.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1

Item 7.01.                      Regulation FD Disclosure.

The Company issued a press release announcing the name change.  The press release is hereby being furnished to the Securities and Exchange Commission on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD.

The information contained in this Item 7.01 and Exhibit 99.1 is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01.                      Other Events.

On October 28, 2011, the Company issued 250,000 units of the Company at a price of $0.10 per unit ("Unit") for an aggregate subscription amount of $25,000. Each Unit consists of one share of common stock of the Company and one common share purchase warrant, with each warrant exercisable to acquire one share of common stock of the Company at an exercise price of $0.25 per share for a period of two years.

The Units were issued to a non-U.S. person in an off-shore transaction pursuant to an exception from the registration requirements of the Securities Act of 1933, as amended, available under Regulation S.

Item 9.01       Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment
99.1	Press Release dated November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK SEA METALS, INC.
November 7, 2011	By: /s/ Alastair Neill Alastair Neill Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment
99.1	Press Release dated November 7, 2011